Aviat Networks Announces Fiscal 2025 Fourth Quarter and Twelve Months Financial Results

Fourth Quarter Total Revenue of $115.3 million
Operating Income of $8.9 million; Non-GAAP Operating Income of $12.9 million
Net Income of $5.2 million; Adjusted EBITDA of $15.1 million
Diluted Earnings per Share of $0.40; Non-GAAP Diluted Earnings per Share of $0.83

AUSTIN, Texas, September 10, 2025 -- Aviat Networks, Inc. (“Aviat Networks,” “Aviat,” or the “Company”), (Nasdaq: AVNW), the leading expert in wireless transport and access solutions, today reported financial results for its fiscal 2025 fourth quarter and twelve months ended June 27, 2025.

Fourth Quarter Highlights
•Completed fifth consecutive fiscal year of revenue growth
•Grew quarterly GAAP Net Income to $5.2 million, an increase of $3.6 million or 236% versus the same period a year ago
•Achieved the third consecutive record for quarterly Adjusted EBITDA with $15.1 million at 13.0% margin
Fourth Quarter Financial Highlights

•Total Revenues: $115.3 million; North America revenues of $58.0 million, up $1.8 million from the year ago period
•GAAP Results: Gross Margin 34.2%; Operating Expenses $30.6 million; Operating Income $8.9 million; Net Income $5.2 million; Net Income per diluted share (“Net Income per share”) $0.40
•Non-GAAP Results: Adjusted EBITDA $15.1 million; Gross Margin 34.7%; Operating Expenses $27.1 million; Operating Income $12.9 million; Net Income $10.7 million; Net Income per share $0.83
•Cash and Cash Equivalents: $59.7 million
•Net Debt: $27.9 million
Full Year Financial Highlights
•Total Revenues: $434.6 million, up 6.5% from last year
•GAAP Results: Gross Margin 32.1%; Operating Expenses $128.9 million; Operating Income $10.6 million; Net Income $1.3 million, Net Income per diluted share $0.10
•Non-GAAP Results: Adjusted EBITDA $37.1 million; Gross Margin 32.8%; Operating Expenses $113.5 million; Operating Income $29.0 million; Net Income per diluted share $1.67

Fiscal 2025 Fourth Quarter and Twelve Months Ended June 27, 2025
Revenues
The Company reported total revenues of $115.3 million for its fiscal 2025 fourth quarter, compared to $116.7 million in the fiscal 2024 fourth quarter, a decrease of $(1.3) million or (1.1)%. North America revenue of $58.0 million increased by $1.8 million or 3.2%, compared to $56.2 million in the prior year due to growth in private network business. International revenue of $57.3 million decreased by $(3.1) million or (5.2)%, compared to $60.5 million in the prior year due to timing of certain mobile network projects.
For the twelve months ended June 27, 2025, total revenue increased by 6.5% to $434.6 million, compared to $408.1 million in the same period of fiscal 2024. North America revenue of $207.6 million increased by $1.5 million or 0.7%, compared to $206.1 million in the same period of fiscal 2024. International revenue of $227.0 million increased by $25.0 million or 12.4% as compared to $202.0 million in the same period of fiscal 2024.
Gross Margins
In the fiscal 2025 fourth quarter, the Company reported GAAP gross margin of 34.2% and non-GAAP gross margin of 34.7%. This compares to GAAP gross margin of 35.3% and non-GAAP gross margin of 35.9% in the fiscal 2024 fourth quarter, a change of (110) and (120) basis points, respectively. The fluctuations were driven by project and regional customer mix.
For the twelve months ended June 27, 2025, the Company reported GAAP gross margin of 32.1% and non-GAAP gross margin of 32.8%. This compares to GAAP gross margin of 35.5% and non-GAAP gross margin of 36.4% in the same period of fiscal 2024.
Operating Expenses
The Company reported GAAP total operating expenses of $30.6 million for the fiscal 2025 fourth quarter, compared to $35.7 million in the fiscal 2024 fourth quarter, a decrease of $(5.1) million or (14.3)%. Non-GAAP total operating expenses, excluding the impact of restructuring charges, share-based compensation, and merger and acquisition expenses for the fiscal 2025 fourth quarter were $27.1 million, compared to $31.3 million in the prior year, a decrease of $(4.1) million or (13.2)%.
For the twelve months ended June 27, 2025, the Company reported total operating expenses of $128.9 million, compared to $125.3 million in the same period of fiscal 2024, an increase of $3.5 million or 2.8%. Non-GAAP total operating expenses, excluding the impact of restructuring charges, share-based compensation, and merger and acquisition expenses for the twelve months ended June 27, 2025 were $113.5 million, as compared to $105.4 million in the same period of fiscal 2024, an increase of $8.1 million or 7.7%.
Operating Income
The Company reported GAAP operating income of $8.9 million for the fiscal 2025 fourth quarter, compared to $5.5 million in the fiscal 2024 fourth quarter, an increase of $3.4 million or 62.8%. On a non-GAAP basis, the Company reported operating income of $12.9 million for the fiscal 2025 fourth quarter, compared to $10.6 million in the prior year, an increase of $2.3 million or 21.9%.
For the twelve months ended June 27, 2025, the Company reported GAAP operating income of $10.6 million, as compared to $19.4 million in the same period of fiscal 2024, a decrease of $(8.8) million or (45.5)%. Operating income decreased primarily due to merger and acquisition related expenses. On a non-GAAP basis, the Company reported operating income of $29.0 million, compared to $43.1 million in the same period of fiscal 2024, a decrease of $(14.1) million or (32.7)%.
Income Taxes
The Company reported GAAP income tax expense of $5.0 million in the fiscal 2025 fourth quarter, compared to $3.1 million in the fiscal 2024 fourth quarter.
For the twelve months ended June 27, 2025, the Company reported GAAP income tax expense of $2.2 million compared to $6.1 million in the same period of fiscal 2024.
Net Income / Net Income Per Share
The Company reported GAAP net income of $5.2 million in the fiscal 2025 fourth quarter and GAAP net income per share of $0.40. This compared to GAAP net income of $1.5 million or GAAP net income per share of $0.12 in the fiscal 2024 fourth quarter. On a non-GAAP basis, the Company reported net income of $10.7 million or non-GAAP net income per share of $0.83, compared to non-GAAP net income of $9.2 million or $0.72 per share in the prior year.
The Company reported GAAP net income of $1.3 million for the twelve months ended June 27, 2025, or GAAP net income per fully diluted share of $0.10. This compared to GAAP net income of $10.8 million or $0.86 per share in the comparable fiscal 2024 period. On a non-GAAP basis, the Company reported net income of $21.4 million or net income per share of $1.67 for the twelve months ended June 27, 2025, as compared to non-GAAP net income of $39.2 million or $3.15 per share in the comparable fiscal 2024 period.
Adjusted EBITDA
Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) for the fiscal 2025 fourth quarter was $15.1 million, compared to $11.9 million in the fiscal 2024 fourth quarter.
For the twelve months ended June 27, 2025, the Company reported Adjusted EBITDA of $37.1 million, as compared to $48.1 million in the comparable fiscal 2024 period.
Balance Sheet Highlights
The Company reported $59.7 million in cash and cash equivalents as of June 27, 2025, compared to $49.4 million as of March 28, 2025. As of June 27, 2025, total debt was $87.6 million.

Fiscal 2026 Full Year Guidance
The Company established its fiscal 2026 full year revenue and Adjusted EBITDA guidance as follows:
•Full year Revenue between $440 and $460 million
•Full year Adjusted EBITDA between $45.0 and $55.0 million
Conference Call Details
Aviat Networks will host a conference call at 4:15 p.m. Eastern Time (ET) on September 10, 2025, to discuss its financial and operational results for the fiscal 2025 fourth quarter ended June 27, 2025. Participating on the call will be Peter Smith, President and Chief Executive Officer; Michael Connaway, Sr. Vice President and Chief Financial Officer; and Andrew Fredrickson, Vice President, Corporate Finance and Interim Chief Financial Officer. Following management's remarks, there will be a question and answer period.

Interested parties may access the conference call live via the webcast through Aviat Network's Investor Relations website at investors.aviatnetworks.com/events-and-presentations/events, or may participate via telephone by registering using this online form. Once registered, telephone participants will receive the dial-in number along with a unique PIN number that must be used to access the call. A replay of the conference call webcast will be available after the call on the Company's investor relations website.

Upcoming Events
Aviat will participate in the upcoming 9th Annual Lake Street Capital Markets Best Ideas Growth Conference on September 11, 2025 in New York, NY. Investors interested in scheduling a meeting with the company should contact their representative at Lake Street Capital Markets.

About Aviat Networks
Aviat Networks, Inc. is the leading expert in wireless transport and access solutions and works to provide dependable products, services and support to its customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 70 years, the experts at Aviat have delivered high performance products, simplified operations, and the best overall customer experience. Aviat is headquartered in Austin, Texas. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Facebook and LinkedIn.

Forward-Looking Statements
The information contained in this Current Report on Form 8-K includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including Aviat’s outlook, business conditions, new product solutions, customer positioning, future orders, bookings, new contracts, cost structure, profitability in fiscal 2025, its recent acquisitions and acquisition strategy, process improvements, measures designed to improve internal controls, plans and objectives of management, realignment plans and review of strategic alternatives and expectations regarding future revenue, gross margin, Adjusted EBITDA, operating income or earnings or loss per share. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat and trends in revenue, and other statements identified by the use of forward-looking terminology, including “anticipate,” “believe,” “plan,” “estimate,” “expect,” “goal,” “will,” “see,” “continue,” “delivering,” “view,” and “intend,” or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following: the disruption the 4RF and NEC transactions may cause to customers, vendors, business partners and our ongoing business; our ability to integrate the operations of the acquired 4RF and NEC businesses with our existing operations and fully realize the expected synergies of the 4RF and NEC transactions on the expected timeline; disruptions relating to the ongoing conflict between Russia and Ukraine and the conflict in Israel and surrounding areas; continued price and margin erosion in the microwave transmission industry; the impact of the volume, timing, and customer, product, and geographic mix of our product orders; our ability to meet financial covenant requirements; the timing of our receipt of payment; our ability to meet product development dates or anticipated cost reductions of products; our suppliers’ inability to perform and deliver on time, component shortages, or other supply chain constraints; the effects of inflation; customer acceptance of new products; the ability of our subcontractors to timely perform; weakness in the global economy affecting customer spending; retention of our key personnel; our ability to manage and maintain key customer relationships; uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation; our failure to protect our intellectual property rights or defend against intellectual property infringement claims; the results of our restructuring efforts; the effects of currency and interest rate risks; the ability to preserve and use our net operating loss carryforwards; the effects of current and future government regulations; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States and other countries where we conduct business; the conduct of unethical business practices in developing countries; the impact of political turmoil in countries where we have significant business; our ability to realize the anticipated benefits of any proposed or recent acquisitions; the impact of tariffs, the adoption of trade restrictions affecting our products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; our ability to implement our stock repurchase program or that it will enhance long-term stockholder value; and the impact of adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults or non-performance by financial institutions.

For more information regarding the risks and uncertainties for Aviat's business, see “Risk Factors” in Aviat's Form 10-K for the fiscal year ended June 28, 2024 filed with the SEC on September 10, 2025, as well as other reports filed by Aviat with the SEC from time to time. Aviat undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:
Andrew Fredrickson
Email: investorinfo@aviatnet.com

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2025 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
(In thousands, except per share amounts)	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Revenues:
Product sales	$67,405	$78,795	$287,657	$274,205
Services	47,935	37,865	146,949	133,878
Total revenues	115,340	116,660	434,606	408,083
Cost of revenues:
Product sales	49,477	50,794	208,017	171,783
Services	26,397	24,727	87,153	91,568
Total cost of revenues	75,874	75,521	295,170	263,351
Gross margin	39,466	41,139	139,436	144,732
Operating expenses:
Research and development	7,434	10,985	35,768	36,426
Selling and administrative	21,134	23,059	89,482	85,038
Restructuring charges	2,019	1,640	3,611	3,867
Total operating expenses	30,587	35,684	128,861	125,331
Operating income	8,879	5,455	10,575	19,401
Interest expense, net	1,806	916	6,058	2,337
Other (income) expense, net	(3,106)	(70)	941	158
Income before income taxes	10,179	4,609	3,576	16,906
Provision for income taxes	4,982	3,060	2,235	6,146
Net income	$5,197	$1,549	$1,341	$10,760

Net income per share of common stock outstanding:
Basic	$0.41	$0.12	$0.11	$0.88
Diluted	$0.40	$0.12	$0.10	$0.86
Weighted-average shares outstanding:
Basic	12,709	12,597	12,681	12,182
Diluted	12,867	12,829	12,826	12,456

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2025 Fourth Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	June 27, 2025	June 28, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$59,690	$64,622
Accounts receivable, net	180,321	158,013
Unbilled receivables	105,870	90,525
Inventories	83,979	62,267
Assets held for sale	—	2,720
Other current assets	33,715	27,076
Total current assets	463,575	405,223
Property, plant and equipment, net	17,453	9,480
Goodwill	19,655	8,217
Intangible assets, net	26,897	13,644
Deferred income taxes	88,149	83,112
Right of use assets	3,113	3,710
Other assets	14,454	11,837
Total long-term assets	169,721	130,000
Total assets	$633,296	$535,223
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$148,093	$92,854
Accrued expenses	38,897	42,148
Short-term lease liabilities	1,090	1,006
Advance payments and unearned revenue	73,735	58,839
Other current liabilities	1,757	21,614
Current portion of long-term debt	18,624	2,396
Total current liabilities	282,196	218,857
Long-term debt	68,966	45,954
Unearned revenue	8,063	7,413
Long-term lease liabilities	2,241	2,823
Other long-term liabilities	430	394
Reserve for uncertain tax positions	3,242	3,485
Deferred income taxes	4,975	412
Total liabilities	370,113	279,338
Commitments and contingencies
Stockholder’s equity:
Preferred stock	—	—
Common stock	127	126
Treasury stock	(7,076)	(6,479)
Additional paid-in-capital	866,119	860,071
Accumulated deficit	(577,172)	(578,513)
Accumulated other comprehensive loss	(18,815)	(19,320)
Total stockholders’ equity	263,183	255,885
Total liabilities and stockholders’ equity	$633,296	$535,223

AVIAT NETWORKS, INC.
Fiscal Year 2025 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating income, provision for or benefit from income taxes, net income, net income per share, and adjusted income before interest, tax, depreciation and amortization (Adjusted EBITDA), in each case, adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.
1We have not reconciled Adjusted EBITDA guidance to its corresponding GAAP measure due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to merger and acquisition costs and share-based compensation. In particular, share-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted EBITDA are not available without unreasonable effort.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2025 Fourth Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended				Twelve Months Ended
	June 27, 2025	% of Revenue	June 28, 2024	% of Revenue	June 27, 2025	% of Revenue	June 28, 2024	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$39,466	34.2%	$41,139	35.3%	$139,436	32.1%	$144,732	35.5%
Share-based compensation	19		96		233		406
Merger and acquisition related expense	595		650		2,890		3,409
Non-GAAP gross margin	40,080	34.7%	41,885	35.9%	142,559	32.8%	148,547	36.4%

GAAP research and development expenses	$7,434	6.4%	$10,985	9.4%	$35,768	8.2%	$36,426	8.9%
Share-based compensation	(78)		(141)		(534)		(593)
Non-GAAP research and development expenses	7,356	6.4%	10,844	9.3%	35,234	8.1%	35,833	8.8%

GAAP selling and administrative expenses	$21,134	18.3%	$23,059	19.8%	$89,482	20.6%	$85,038	20.8%
Share-based compensation	(1,344)		(1,559)		(6,300)		(6,342)
Merger and acquisition related expense	(6)		(1,070)		(4,896)		(9,121)
Non-GAAP selling and administrative expenses	19,784	17.2%	20,430	17.5%	78,286	18.0%	69,575	17.0%

GAAP operating expense	$30,587	26.5%	$35,684	30.6%	$128,861	29.7%	$125,331	30.7%
Share-based compensation	(1,422)		(1,700)		(6,834)		(6,935)
Merger and acquisition and other expenses	(6)		(1,070)		(4,896)		(9,121)
Restructuring (charges) recovery	(2,019)		(1,640)		(3,611)		(3,867)
Non-GAAP operating expense	27,140	23.5%	31,274	26.8%	113,520	26.1%	105,408	25.8%

GAAP operating income	$8,879	7.7%	$5,455	4.7%	$10,575	2.4%	$19,401	4.8%
Share-based compensation	1,441		1,796		7,067		7,341
Merger and acquisition related expense	601		1,720		7,786		12,530
Restructuring charges	2,019		1,640		3,611		3,867
Non-GAAP operating income	12,940	11.2%	10,611	9.1%	29,039	6.7%	43,139	10.6%

GAAP income tax provision	$4,982	4.3%	$3,060	2.6%	$2,235	0.5%	$6,146	1.5%
Adjustment to reflect pro forma tax rate	(4,582)		(2,560)		(635)		(4,546)
Non-GAAP income tax provision	400	0.3%	500	0.4%	1,600	0.4%	1,600	0.4%

GAAP net income	$5,197	4.5%	$1,549	1.3%	$1,341	0.3%	$10,760	2.6%
Share-based compensation	1,441		1,796		7,067		7,341
Merger and acquisition related expense	601		1,720		7,786		12,530
Restructuring charges	2,019		1,640		3,611		3,867
Other (income) expense, net	(3,106)		(70)		941		158
Adjustment to reflect pro forma tax rate	4,582		2,560		635		4,546
Non-GAAP net income	$10,734	9.3%	$9,195	7.9%	$21,381	4.9%	$39,202	9.6%

Diluted net income per share:
GAAP	$0.40		$0.12		$0.10		$0.86
Non-GAAP	$0.83		$0.72		$1.67		$3.15

Shares used in computing net income per share
GAAP	12,867		12,829		12,826		12,456
Non-GAAP	12,867		12,829		12,826		12,456

Adjusted EBITDA:
GAAP net income	$5,197	4.5%	$1,549	1.3%	$1,341	0.3%	$10,760	2.6%
Depreciation and amortization of property, plant and equipment and intangible assets	2,110		1,265		8,045		4,993
Interest expense, net	1,806		916		6,058		2,337
Other (income) expense, net	(3,106)		(70)		941		158
Share-based compensation	1,441		1,796		7,067		7,341
Merger and acquisition related expense	601		1,720		7,786		12,530
Restructuring charges	2,019		1,640		3,611		3,867
Provision for income taxes	4,982		3,060		2,235		6,146
Adjusted EBITDA	$15,050	13.0%	$11,876	10.2%	$37,084	8.5%	$48,132	11.8%

(1)	The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP net income excluded share-based compensation, and other non-recurring charges (recovery). Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from GAAP net income. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2025 Fourth Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
(In thousands)
North America	$58,017	$56,194	$207,606	$206,073
International:
Africa and the Middle East	11,218	13,063	49,428	48,884
Europe	8,337	7,231	31,713	24,608
Latin America and Asia Pacific	37,768	40,172	145,859	128,518
Total international	57,323	60,466	227,000	202,010
Total revenue	$115,340	$116,660	$434,606	$408,083